Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Iris Griffin	Byron Hinson
(803) 217-7701	(803) 217-6642	(803) 217-5352
eboomhower@scana.com	igriffin@scana.com	bhinson@scana.com

SCANA Reports Financial Results for Fourth Quarter and Full Year 2010

Cayce, SC, February 11, 2011...SCANA Corporation (NYSE: SCG) today announced financial results for the fourth quarter and full year 2010.

For the year ended December 31, 2010, SCANA reported basic earnings of $376 million or $2.99 per share, compared to $348 million, or $2.85 per share, in 2009.

“We are pleased with our 2010 results which were in line with our earnings guidance,” said Jimmy Addison, Senior Vice President and Chief Financial Officer. “Despite a challenging economic environment, SCANA achieved its earnings targets and accomplished significant financial goals including establishment of a new, larger credit facility, achievement of several successful regulatory outcomes, and issuance of one of the largest underwritten equity offerings in our Company’s history.”

Addison added, “The effects of abnormal weather continue to be mitigated by our weather normalization mechanisms at a majority of our regulated operations, resulting in more predictability in both our earnings and customer bills.”

SCANA’s reported earnings in the fourth quarter of 2010 were $95 million, or 74 cents per share, compared to $76 million, or 62 cents per share, for the same quarter in 2009.

“The earnings drivers for the quarter were improved electric margins resulting from electric base rate increases under the Base Load Review Act and the retail electric rate case, which offset higher operations and maintenance expenses, higher depreciation expense and share dilution,” said Addison.  “We continue to see customer growth in all areas we serve, and we’re more optimistic for a sustained economic recovery.”

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings for 2010 at South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, were $304 million, or $2.42 per share compared to $279 million, or $2.29 per share, in 2009. For the fourth quarter of 2010, SCE&G reported earnings of $67 million, or 52 cents per share, compared to $49 million, or 39 cents per share, in the same quarter of 2009.  The increase in annual earnings was due to higher margins from base rate increases under the Base Load Review Act and the retail electric rate case, which more than offset higher operating and maintenance expenses and higher depreciation expense.  At year-end 2010, SCE&G was serving approximately 661,000 electric customers and approximately 314,000 natural gas customers, up 0.9 and 1.3 percent, respectively, over 2009.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported 2010 earnings of $46 million, or 36 cents per share, compared to $46 million, or 38 cents per share, in 2009.  Reported earnings in the fourth quarter of 2010 were $21 million, or 17 cents per share, compared to $20 million, or 17 cents per share in the fourth quarter of 2009. Increases in industrial usage and customer growth were offset by higher interest expense for the year.  At year end, PSNC Energy was serving approximately 482,000 customers, an increase of 1.9 percent over the previous year.

SCANA Energy — Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported 2010 earnings of $31 million, or 24 cents per share, compared to $24 million, or 20 cents per share, in 2009. The increase is attributable to increased throughput due to colder than normal weather and customer growth.  Earnings in the fourth quarter of 2010 were $10 million, or 7 cents per share, compared to $9 million, or 7 cents per share in the fourth quarter of 2009.  At December 31, 2010, SCANA Energy was serving over 460,000 customers, an increase of approximately 2 percent over the prior year.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss of $4 million, or 3 cents per share in 2010, compared to a loss of $2 million, or 2 cents per share in 2009. For the fourth quarter of 2010, these businesses reported a loss of $2 million, or 2 cents per share, compared to a loss of $1 million, or 1 cent per share in the fourth quarter of 2009.  The increase is due to higher interest costs at the holding company in 2010.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. Eastern Time on Friday, February 11, 2011.  During this call Addison and Kevin Marsh - President & Chief Operating Officer of SCANA, will discuss 2010 earnings and operations and provide earnings guidance for 2011.  The call-in numbers for the conference call are 1-800-265-0241 (US/Canada) and 1-617-847-8704 (International). The passcode is 36706409. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through February 25, 2011. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 83988871.

All interested persons, including investors, media and the general public, may listen to a live listen-only webcast of the conference call at the Company’s website at www.scana.com.  Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the webcast and a transcript of the call will be available on the Company’s website approximately 2 hours after conclusion of the call through February 25, 2011.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 661,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability, environmental regulations, and actions affecting the construction of new nuclear units; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA, and together with its subsidiaries, the Company); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA’s subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation and transmission; (12) the results of efforts to attract and retain joint venture partners for South Carolina Electric & Gas Company’s (SCE&G) new nuclear generation project; (13) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (14) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (15) labor disputes; (16) performance of SCANA’s pension plan assets; (17) changes in taxes; (18) inflation or deflation; (19) compliance with regulations; and (20) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission.  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income

(Millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Operating Revenues:
Electric (1) (2)	$547	$508	$2,367	$2,141
Gas-Regulated	302	283	989	958
Gas-Nonregulated	296	303	1,245	1,138
Total Operating Revenues	1,145	1,094	4,601	4,237

Operating Expenses:
Fuel Used in Electric Generation	206	223	942	818
Purchased Power	5	6	17	17
Gas Purchased for Resale	436	424	1,679	1,570
Other Operation and Maintenance	167	155	670	640
Depreciation and Amortization (2)	84	68	335	316
Other Taxes	43	42	190	177
Total Operating Expenses	941	918	3,833	3,538

Operating Income	204	176	768	699

Other Income (Expense):
Other Income	13	15	52	67
Other Expenses	(11)	(9)	(39)	(37)
Interest Charges, Net	(68)	(62)	(266)	(233)
Allowance for Equity Funds Used During Construction	4	5	20	28
Total Other Expense	(62)	(51)	(233)	(175)

Income Before Income Tax Expense	142	125	535	524
Income Tax Expense (1)	47	45	159	167

Net Income	95	80	376	357
Less Preferred Dividends of Subsidiary	0	4	0	9

Income Available to Common Shareholders of SCANA Corporation	$95	$76	$376	$348

Basic Earnings Per Share of Common Stock	$.74	$.62	$2.99	$2.85
Diluted Earnings Per Share of Common Stock(3)	$.74	$.62	$2.98	$2.85
Weighted Average Shares Outstanding (Millions):
Basic	127.2	123.2	125.7	122.1
Diluted(3)	128.4	123.2	126.3	122.2
Dividends Declared Per Share of Common Stock	$.475	$.47	$1.90	$1.88

Note (1): In the first quarter of 2010, pursuant to authorization by the Public Service Commission of South Carolina (SCPSC) in connection with its annual review of fuel cost and rates, the Company accelerated the recognition of previously deferred state income tax credits in the amount of $17 million, or 9 cents per share (thereby lowering income tax expense) and recorded an offsetting reduction of 2010’s recovery of fuel costs (electric revenue).

Note (2): In January 2010, the SCPSC approved SCE&G’s retroactive adoption of updated, lower depreciation rates for its electric operations effective January 1, 2009. The SCPSC also approved SCE&G’s request that the credit to depreciation expense resulting from the adoption of these rates be applied to reduce recovery of fuel costs (electric revenue). As such, the Company decreased both depreciation expense and electric revenue by $14 million, or 7 cents per share, in the quarter and year ended December 31, 2009.  These offsetting decreases had no impact on 2009 net income.  Fourth quarter 2009 depreciation expense reflects the entire annual impact of these lower depreciation rates.  As a result, depreciation expense is $10 million, or 5 cents per share, lower in the fourth quarter of 2009 compared to the fourth quarter of 2010.

Note (3): In May 2010, SCANA entered into an equity forward sales agreement.  During periods when the average market price of SCANA’s common stock is above the per share adjusted forward sales price, the Company computes diluted earnings per share giving effect to this dilutive potential common stock utilizing the treasury stock method.

Condensed Consolidated Balance Sheets

(Millions) (Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS:
Utility Plant, Net	$9,662	$9,009
Nonutility Property and Investments, Net	453	431
Total Current Assets	1,631	1,521
Total Regulatory Assets and Deferred Debits	1,222	1,133
Total	$12,968	$12,094

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,702	$3,408
Long-Term Debt, Net	4,152	4,483
Total Capitalization	7,854	7,891
Current Liabilities:
Short-Term Borrowings	420	335
Current Portion of Long-Term Debt	337	28
Other	1,110	893
Total Current Liabilities	1,867	1,256
Total Regulatory Liabilities and Deferred Credits	3,247	2,947
Total	$12,968	$12,094

Earnings (Loss) per Share by Company

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
SC Electric & Gas	$.52	$.39	$2.42	$2.29
PSNC Energy	.17	.17	.36	.38
SCANA Energy-Georgia	.07	.07	.24	.20
Corporate and Other	(.02)	(.01)	(.03)	(.02)
Basic Earnings per Share	$.74	$.62	$2.99	$2.85
Diluted Earnings per Share	$.74	$.62	$2.98	$2.85

Variances in Earnings per Share:

(Unaudited)

	Quarter Ended December 31,	Year Ended December 31,
2009 Basic and Diluted Earnings per Share	$.62	$2.85

Variances:
Electric Margin (1) (2)	.28	.60
Natural Gas Margin	.00	.15
Operation & Maintenance Expense	(.06)	(.15)
Interest Expense (Net of AFUDC)	.00	(.09)
Property Taxes	.00	(.07)
Depreciation(2)	(.08)	(.10)
Dilution	(.03)	(.09)
EIZ State Income Tax Benefit (including Interest)	.00	(.11)
Other, Net	.01	.00
Variances in Earnings per Share	.12	.14

2010 Basic Earnings per Share	.74	2.99
Additional dilution re: potential common stock(3)	.00	(.01)
2010 Diluted Earnings per Share	$.74	$2.98

Consolidated Operating Statistics

	Quarter Ended December 31,			Year Ended December 31,
	2010	2009	% Change	2010	2009	% Change
Electric Operations:
Sales (Million KWH):
Residential	1,908	1,740	9.7	8,791	7,893	11.4
Commercial	1,763	1,675	5.3	7,684	7,350	4.5
Industrial	1,450	1,310	10.7	5,863	5,324	10.1
Other	141	132	6.8	581	562	3.4
Total Retail Sales	5,262	4,857	8.3	22,919	21,129	8.5
Wholesale	481	388	24.0	1,965	1,975	(0.5)
Total Sales	5,743	5,245	9.5	24,884	23,104	7.7

Customers (Period-End, Thousands)				661	655	0.9

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	27,427	23,114	18.7	78,349	67,329	16.4
Commercial	13,616	12,501	8.9	42,029	39,745	5.7
Industrial	39,161	39,546	(1.0)	173,745	159,084	9.2
Total Retail Sales	80,204	75,161	6.7	294,123	266,158	10.5
Sales for Resale	2,571	2,926	(12.1)	8,133	10,369	(21.6)
Total Sales	82,775	78,087	6.0	302,256	276,527	9.3

Transportation Volumes	43,406	39,122	11.0	154,623	138,810	11.4

Customers (Period-End, Thousands)				1,260	1,238	1.8

Security Credit Ratings (as of 02/11/11):

	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa2	BBB	BBB+
Junior Subordinated Debt	Baa3	BBB-	BBB-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A	A
Senior Unsecured	Baa1	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2